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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Innotrac Corporation

We consent to incorporation by reference in Registration Statement Nos. 333-66045 and 333-54970 on Form S-8 of our report dated March 25, 2005, relating to the consolidated financial statements of Innotrac Corporation and subsidiaries as of December 31, 2004 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Atlanta, Georgia

March 30, 2005